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                                                                   EXHIBIT 10.42

                             AMENDMENT NUMBER ONE TO

                           LOAN AND SECURITY AGREEMENT

      This Amendment Number One to Loan and Security Agreement ("Amendment") is entered into as of November 8, 2002, by and between COMERICA BANK - CALIFORNIA ("Bank") and ASYST TECHNOLOGIES, INC., a California corporation ("Borrower"), in light of the following:

      A. Borrower and Bank have previously entered into that certain Loan and Security Agreement, dated as of October 1, 2002 (as amended from time to time, the "Loan Agreement").

      B. In connection with the Loan Agreement, Borrower and Bank have entered into various other agreements (such agreements, together with the Loan Agreement, are collectively referred to herein as the "Loan Documents").

      C. Borrower and Bank desire to amend the Loan Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Bank hereby amend and supplement the Loan Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement unless specifically defined herein.

      2. AMENDMENTS.

            (a) Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  6.7 Financial Covenants. Borrower shall maintain, as of the last day of each fiscal quarter unless stated otherwise:

                  (a) Total Liabilities to Tangible Net Worth Ratio. A ratio of Total Liabilities to Tangible Net Worth of not more than 3.25:1.0.

                  (b) Tangible Net Worth. A Tangible Net Worth of not less than $67,000,000; provided that such minimum amount shall be increased at the end of each fiscal quarter by 50% of Borrower's net income after tax (but not decreased by any net losses) for such fiscal quarter and by 75% of any new equity investment or new Subordinated Debt received during such fiscal quarter.

                  (c) Minimum Liquidity. Maintain as of November 8, 2002 and at all times thereafter a balance of unrestricted cash and cash equivalents held in the United States of at least $40,000,000, of which the following amounts, as of November 8, 2002 and at all times thereafter, shall be held in a money market
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      investment account maintained at Bank, and measured monthly and reported in the Borrowing Base Certificate delivered in compliance with Section 6.2(a): (i) $20,000,000 if Borrower maintains a ratio of Total Liabilities to Tangible Net Worth of not more than 3.25:1.0 but not less than 2:00:1.0; (ii) $15,000,000 if Borrower maintains a ratio of Total Liabilities to Tangible Net Worth of not more than 1.99:1.0 but not less than 1.50:1.0; and (iii) $10,000,000 if Borrower maintains a ratio of Total Liabilities to Tangible Net Worth of not more than 1.49:1.0.

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Bank that all of Borrower's representations and warranties set forth in the Loan Agreement are true, complete and accurate in all material respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Bank that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Bank of an executed copy of this Amendment.

      6. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                    COMERICA BANK - CALIFORNIA

                                    By: /s/ Stephanie R. Karic
                                       ---------------------------------------
                                    Title: Assistant Vice President
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                                    ASYST TECHNOLOGIES, INC.,
                                    a California corporation

                                    By: /s/ Geoffrey G. Ribar
                                       ---------------------------------------
                                    Title: Chief Financial Officer
                                          ------------------------------------